Exhibit 99.1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: March 15, 2021

SKYKNIGHT AERO HOLDINGS, LLC By: SkyKnight Capital, L.P. Manager
By: SkyKnight Capital Management, LLC General Partner
By:	/s/ Matthew Ebbel
Matthew Ebbel Managing Member

SKYKNIGHT CAPITAL, L.P. By: SkyKnight Capital Management, LLC General Partner

By:	/s/ Matthew Ebbel
Matthew Ebbel Managing Member

SKYKNIGHT CAPITAL MANAGEMENT, LLC

By:	/s/ Matthew Ebbel
Matthew Ebbel Managing Member

SKYKNIGHT CAPITAL FUND II, L.P. By: SkyKnight Capital II GP, LLC General Partner

By:	/s/ Matthew Ebbel
Matthew Ebbel Managing Member

SKYKNIGHT CAPITAL II GP, LLC

By:	/s/ Matthew Ebbel
Matthew Ebbel Managing Member

/s/ Matthew Ebbel
MATTHEW EBBEL